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             [LETTERHEAD OF MORRIS, MANNING & MARTIN APPEARS HERE]

                                                                     Exhibit 5.1

                                 June 23, 1997

DFI/Aeronomics Incorporated
4751 Best Road, Suite 300
Atlanta, Georgia 30337

     Re:  Registration Statement on Form S-4
     ---------------------------------------

Ladies and Gentlemen:

     We have served as counsel for DFI/Aeronomics Incorporated, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to the Company's Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission on June 23, 1997 (the "Registration Statement"). Such Registration Statement relates to the issuance by the Company of an aggregate of up to 18,978,711 shares (the "Shares") of Common Stock of the Company of which 17,000,447 shares will be Class A Voting Common Stock and 1,978,265 shares will be Class B Nonvoting Common Stock. The Shares will be issued by the Company in connection with (i) the merger of Decision Focus Incorporated with and into the Company, and (ii) the merger of Aeronomics Incorporated with and into the Company (the "Mergers").

     We have examined and are familiar with originals or copies (certified or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and to the authorization and issuance of the outstanding shares of common stock of the Company and the Shares, as appropriate, as we have deemed necessary and advisable.

     Based upon the foregoing and having regard for such legal considerations that we have deemed relevant, it is our opinion that the Shares to be issued by the Company in connection with the Mergers will be, upon issuance and delivery as contemplated in the Registration Statement, legally and validly issued, fully paid and nonassessable.

     We do hereby consent to the reference to our firm under the heading "Legal Matters" in the Prospectus contained in the Registration Statement and to the filing of this Opinion as Exhibit 5.1 thereto.

                                    Respectfully,


                                    MORRIS, MANNING & MARTIN, L.L.P.